CUSIP No. 03842B101	Schedule 13G	Page 14 of 14

EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13G as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: February 12, 2015

AUGMENT INVESTMENTS LTD.

By:	/s/ Pantelitsa Sofokleous
Name: Pantelitsa Sofokleous
Title: Director

By:	/s/ Maria Christina Stephanou
Name: Maria Christina Stephanou
Title: Director

/s/ Maria Christina Stephanou
Maria Christina Stephanou

/s/ Pantelitsa Sofokleous
Pantelitsa Sofokleous

/s/ Viktor Kharitonin
Viktor Kharitonin

/s/ Egor Kulkov
Egor Kulkov